Exhibit 21.1


                                  SUBSIDIARIES

                                                                    Name Under Which
Subsidiary                            State of Incorporation    Subsidiary Does Business
----------                            ----------------------    ------------------------
Hall GMC, Inc.                             North Dakota              Corporate Name
     (85% owned)

Hall Truck Center, Inc.                    North Dakota              Corporate Name
     (85% owned)

Minnesota Valley Irrigation, Inc.            Minnesota               Corporate Name
     (100% owned)                                                      (inactive)

RDO Financial Services Co.                 North Dakota              Corporate Name
     (100% owned)

RDO Material Handling Co.                    Minnesota               Corporate Name
     (100% owned)

RDO Rental Co.                               Minnesota               Corporate Name
     (80% owned)

RDO Truck Center Co.                       North Dakota              Corporate Name
     (100% owned)

Salinas Equipment Distributors, Inc.        California               Corporate Name
     (89% owned)